Exhibit 99.1
Sun Country Airlines Reports Fourth Quarter and Full Year 2022 Results
Q4 2022 GAAP diluted EPS of $0.12 and operating margin of 6.7%
Q4 2022 Adjusted diluted EPS of $0.13(1) and adjusted operating margin of 7.0%(1)
FY 2022 GAAP diluted EPS of $0.29 and operating margin of 6.2%
FY 2022 Adjusted diluted EPS of $0.42(1) and adjusted operating margin of 6.5%(1)
MINNEAPOLIS. February 2, 2023. Sun Country Airlines Holdings, Inc. (“Sun Country Airlines,” “Sun Country,” the “Company”) (NASDAQ: SNCY) today reported financial results for its fourth quarter and full year ended December 31, 2022.

“Thank you to the entire Sun Country team for a successful 2022,” said Jude Bricker, Chief Executive Officer of Sun Country. “Our unique and diversified business model continued to produce strong results in the face of significant industry challenges, as we grew year-over-year revenue by 43.6% to $894.4 million, a record high for Sun Country. Despite constraints on our growth, the impact of Omicron in Q1 and a 71% increase in fuel prices versus 2021, we produced a GAAP pre-tax margin of 2.7% and an adjusted pre-tax margin of 3.7% for the year while growing scheduled service block hours nearly 18%. Over the important holiday travel season, our operations team produced the industry’s highest completion factor of 99.3%. We are very optimistic about 2023, as we continue to see strong bookings, unit revenues and earnings growth heading into Q1.”
Overview of Fourth Quarter and Full Year

	Three Months Ended December 31,
(unaudited) (in millions, except per share amounts)	2022	2021(7)	% Change
Total Operating Revenue	$227.2	$172.6	31.6
Operating Income	15.1	10.2	48.0
Income (Loss) Before Income Tax	9.5	(0.4)	NM
Net Income (Loss)	7.3	(1.1)	NM
Diluted earnings (Loss) per share	$0.12	$(0.02)	NM

	Three Months Ended December 31,
(unaudited) (in millions, except per share amounts)	2022	2021(7)	% Change
Adjusted Operating Income (1)	$15.9	$14.2	12.0
Adjusted Income Before Income Tax (1)	10.3	7.4	39.2
Adjusted Net Income (1)	7.9	5.8	36.2
Adjusted diluted earnings per share (1)	$0.13	$0.09	44.4

	Year Ended December 31,
(unaudited) (in millions, except per share amounts)	2022	2021(7)	% Change
Total Operating Revenue	$894.4	$623.0	43.6
Operating Income	55.7	111.9	(50.2)
Income Before Income Tax	24.0	100.3	(76.1)
Net Income	17.7	81.2	(78.2)
Diluted earnings per share	$0.29	$1.37	(78.8)

	Year Ended December 31,
(unaudited) (in millions, except per share amounts)	2022	2021(7)	% Change
Adjusted Operating Income (1)	$58.5	$48.4	20.9
Adjusted Income Before Income Tax (1)	33.0	23.4	41.0
Adjusted Net Income (1)	25.8	18.2	41.8
Adjusted diluted earnings per share (1)	$0.42	$0.31	35.5

For the quarter ended December 31, 2022, Sun Country reported Income Before Income Tax of $9.5 million and Net Income of $7.3 million, on $227.2 million of revenue. Adjusted Income Before Income Tax for the quarter was $10.3 million(1). GAAP Operating Income during the quarter was $15 million, producing an Operating Margin of 6.7%, while Adjusted Operating Income was $15.9 million(1), resulting in an Adjusted Operating Income Margin of 7.0%(1).

“Fourth quarter demand continued to remain strong,” said Dave Davis, President and Chief Financial Officer. “Both revenue and Adjusted Operating Margin were near the high end of our guidance. Scheduled service TRASM(3) increased 27.3% year over year while we grew scheduled service ASMs 13.6% in the same period. We have continued to prudently grow our airline as we have overcome supply chain challenges and the complexities of implementing a new pilot agreement. Our passenger fleet count increased 16.7% in 2022 and we ended the year with 571 pilots, which is 25% higher than 2021. Adjusted CASM grew 8.6%(1) in 2022 due largely to the implementation of a new labor agreement and constraints on our growth that resulted in less-than-planned capacity. We expect these pressures to moderate substantially in 2023.”
Notable Highlights

•Announced 15 new nonstop routes from Minneapolis-St. Paul International Airport (MSP) beginning in the summer of 2023. Twelve new destinations such as Colorado Springs, CO, Columbus, OH and Kansas City, MO are featured as the airline continues to expand its network.
•Began providing service to Eau Claire, Wisconsin in December under an Essential Air Service agreement awarded by the Department of Transportation.
•Increased flying for Caesars Entertainment in October under the existing charter agreement to utilize a third aircraft.
•As of the end of January 2023, the previously announced $25 million Accelerated Share Repurchase (ASR) program had been completed. The Company repurchased approximately 1.4 million shares at an average price of $18.23. The Company still has $25 million authorized by the board of directors available for share repurchases.
•Welcomed Jennifer Vogel to the Board of Directors in October. She brings over 30 years of governance and legal experience including key executive roles at Continental Airlines.
•Welcomed Gail Peterson to the Board of Directors in January. She currently serves as executive vice president of Global Marketing & Communications for Ecolab Inc.

Capacity
System block hours flown during the fourth quarter of 2022 grew by 9.7% year over year, while scheduled service ASMs increased 13.6%. Cargo block hours declined 1.8% year over year due to a shorter average stage length versus the previous year.
Fourth quarter charter block hours grew 15.5% year over year driven by the continued growth in flying under long-term contracts, which comprised 61% of total charter flying versus 35% in the fourth quarter of 2021. Charter flying not under long term contract (ad hoc charters) continued to grow throughout the year as pilot constraints eased, but still remain 30% below year over year levels. Full year 2022 ad hoc charter block hours were 60% lower than 2019, but we expect them to grow back towards 2019 levels as pilot staffing normalizes.
Revenue
For the fourth quarter of 2022, the Company reported total revenue of $227.2 million, which was 31.6% more than the fourth quarter of 2021. The Company’s scheduled service TRASM(3) of 11.8 cents in the fourth quarter of 2022 increased 27.3% year over year while scheduled service ASMs increased 13.6%. The fourth quarter 2022 total fare of $177 exceeded fourth quarter 2021 by 14% while scheduled load factor increased 7.8 percentage points to 84.4%.
Charter service revenue is primarily generated through service provided to collegiate and professional sports teams, the U.S. Department of Defense, casinos, and other customers. In the fourth quarter of 2022, the Company’s charter service revenue was $43.1 million, an increase of 11.0% year over year.

Cargo revenue consists of revenue earned from flying cargo aircraft under the Air Transportation Services Agreement (“ATSA”) with Amazon. In the fourth quarter of 2022, cargo revenue was $24.4 million, a 4.6% increase versus the fourth quarter of 2021.

Cost
For the fourth quarter of 2022, total GAAP Operating Expenses increased 30.6% year over year, primarily due to a 9.7% increase in flown block hours and a 61.2% increase in Aircraft Fuel expense in the quarter. This resulted in an increase in CASM of 14.9%. Adjusted CASM(1) in the fourth quarter increased 7.1% versus the fourth quarter 2021 mostly driven by the new pilot agreement that was signed at the end of 2021.
Balance Sheet and Liquidity
Total liquidity(6) was $289.4 million on December 31, 2022, while the Company’s net debt(5) was $364.9 million.

(in millions)	December 31, 2022	December 31, 2021
	(Unaudited)
Cash and Cash Equivalents	$92.1	$309.3
Available-for-Sale Securities	172.6	—
Amount Available Under Revolving Credit Facility	24.7	25.0
Total Liquidity	$289.4	$334.3

(in millions)	December 31, 2022	December 31, 2021
	(Unaudited)
Total Debt, Net	$352.2	$277.4
Finance Lease Obligations	251.3	192.2
Operating Lease Obligations	26.1	76.0
Total Debt and Lease Obligations	629.6	545.6
Cash and Cash Equivalents	92.1	309.3
Available-for-Sale Securities	172.6	—
Net Debt	$364.9	$236.2
Fleet
As of December 31, 2022, the Company had 42 aircraft in its passenger service fleet, and operated 12 freighter aircraft in its cargo operation.
Guidance for First Quarter 2023

	Q1 2023	H/(L) vs Q1 2022
Total revenue - millions	$280 to $290	24% to 28%
Economic fuel cost per gallon	$3.58	12%
Operating income margin - percentage	15% to 20%	5pp to 10pp
Effective tax rate	23%
Total system block hours - thousands	35 to 36	3.5% to 6.5%

Conference Call & Webcast Details
Sun Country Airlines will host a conference call to discuss its fourth quarter and full year 2022 results at 8:30 a.m. Eastern Time on Friday, February 3, 2023. A live broadcast of the conference call will be available via the investor relations section of Sun Country Airlines’ website at https://ir.suncountry.com/news-events/events-and-presentations. The online replay will be available on the same website approximately one hour after the call. The conference call can also be listened to live by accessing https://register.vevent.com/register/BI7c0a447b31ca49cfb77711f7e00f5b42.
About Sun Country Airlines
Sun Country Airlines is a new breed of hybrid low-cost air carrier, whose mission is to connect guests to their favorite people and places, to create lifelong memories and transformative experiences. Sun Country dynamically deploys shared resources across our synergistic scheduled service, charter and cargo businesses. Based in Minnesota, we focus on serving leisure and visiting friends and relatives ("VFR") passengers and charter customers and providing cargo CMI services, with flights throughout the United States and to destinations in Mexico, Central America, Canada, and the Caribbean.

End Notes

1 -	See additional details, including reconciliations to the most comparable GAAP measures, in the section titled “Non-GAAP financial measures”
2 -	Total system TRASM = total revenue – cargo revenue / system ASMs
3 -	Scheduled service TRASM = scheduled service revenue + ancillary revenue + other revenue / scheduled service ASMs
4 -
Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, Special Items, non-cash management stock compensation expense, costs arising from its cargo operations (began in 2020 when the Company launched cargo operations), certain commissions, and other costs of selling its vacations product from this measure. See table titled “Reconciliation of Adjusted CASM to CASM”

5 -	Net debt = current portion of long-term debt + long-term debt + finance lease obligations + operating lease obligations – cash and cash equivalents - Available-for-Sale Securities
6 -	Total liquidity = cash and cash equivalents + available-for-sale securities + amount available under revolver
7 -	Certain prior period amounts have been revised to correct an immaterial change related to the application of the Company’s accounting for its aircraft transactions
Contacts

Investor Relations
Chris Allen
651-681-4810
IR@suncountry.com
Media
Wendy Burt
651-900-8400
mediarelations@suncountry.com

Forward Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements are relating to:
• our strategy, outlook and growth prospects;
• our operational and financial targets and dividend policy;
• general economic trends and trends in the industry and markets;
• potential repurchases of our common stock; and
• the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
These forward-looking statements reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. We anticipate that subsequent events and developments will cause our views to change. You should read this press release completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Non-GAAP Financial Measures
We sometimes use information that is derived from the Consolidated Financial Statements, but that is not presented in accordance with GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this document to the most directly comparable GAAP financial measures.

CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except shares and per share amounts) (Unaudited)

	Three Months Ended December 31,
	2022	2021(7)	% Change
Operating Revenues:
Scheduled Service	$103,629	$77,472	33.8
Charter Service	43,092	38,820	11.0
Ancillary	52,958	30,611	73.0
Passenger	199,679	146,903	35.9
Cargo	24,421	23,344	4.6
Other	3,054	2,305	32.5
Total Operating Revenue	227,154	172,552	31.6

Operating Expenses:
Aircraft Fuel	62,029	38,480	61.2
Salaries, Wages, and Benefits	67,278	48,392	39.0
Aircraft Rent	1,421	4,314	(67.1)
Maintenance	10,810	9,925	8.9
Sales and Marketing	7,717	5,658	36.4
Depreciation and Amortization	18,277	15,544	17.6
Ground Handling	8,977	7,327	22.5
Landing Fees and Airport Rent	12,950	11,119	16.5
Other Operating, net	22,578	21,554	4.8
Total Operating Expenses	212,037	162,313	30.6
Operating Income	15,117	10,239	47.6

Non-operating Income (Expense):
Interest Income	2,361	33	NM
Interest Expense	(7,921)	(6,840)	15.8
Other, net	(80)	(3,881)	(97.9)
Total Non-operating Expense, net	(5,640)	(10,688)	(47.2)

Income (Loss) before Income Tax	9,477	(449)	NM
Income Tax Expense	2,193	637	244.3
Net Income (Loss)	$7,284	$(1,086)	NM

Net Income (Loss) per share to common stockholders:
Basic	$0.13	$(0.02)	NM
Diluted	$0.12	$(0.02)	NM
Shares used for computation:
Basic	57,693,064	57,712,097	—
Diluted	60,071,021	57,712,097	4.1
“NM” stands for not meaningful

CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Year Ended December 31,
	2022	2021(7)	% Change
Operating Revenues:
Scheduled Service	$438,308	$279,377	56.9
Charter Service	161,619	127,331	26.9
Ancillary	192,506	117,237	64.2
Passenger	792,433	523,945	51.2
Cargo	90,350	91,428	(1.2)
Other	11,661	7,642	52.6
Total Operating Revenue	894,444	623,015	43.6

Operating Expenses:
Aircraft Fuel	268,363	129,110	107.9
Salaries, Wages, and Benefits	245,855	178,207	38.0
Aircraft Rent	8,768	17,653	(50.3)
Maintenance	46,604	40,095	16.2
Sales and Marketing	31,053	22,060	40.8
Depreciation and Amortization	67,641	57,075	18.5
Ground Handling	33,816	26,981	25.3
Landing Fees and Airport Rent	45,658	40,726	12.1
Special Items, net	—	(72,419)	(100.0)
Other Operating, net	90,978	71,580	27.1
Total Operating Expenses	838,736	511,068	64.1
Operating Income	55,708	111,947	(50.2)

Non-operating Income (Expense):
Interest Income	4,527	85	NM
Interest Expense	(31,018)	(26,326)	17.8
Other, net	(5,235)	14,624	NM
Total Non-operating Expense, net	(31,726)	(11,617)	173.1

Income before Income Tax	23,982	100,330	(76.1)
Income Tax Expense	6,306	19,082	(67.0)
Net Income	$17,676	$81,248	(78.2)

Net Income per share to common stockholders:
Basic	$0.31	$1.47	(78.9)
Diluted	$0.29	$1.37	(78.8)
Shares used for computation:
Basic	57,951,955	55,182,811	5.0
Diluted	61,046,595	59,324,040	2.9
“NM” stands for not meaningful

KEY OPERATING STATISTICS
The following table presents key operating statistics and metrics for the three months and year ended December 31, 2022 and 2021.

	Three Months Ended December 31,
	2022	2021(7)	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	1,141,495	912,238	25.1
Available seat miles (ASMs) – thousands	1,352,830	1,190,868	13.6
Load factor	84.4%	76.6%	7.8
Revenue passengers carried	882,877	694,965	27.0
Departures	5,654	4,929	14.7
Block hours	18,496	16,164	14.4
Scheduled service TRASM(1) - cents	11.80	9.27	27.3
Average base fare per passenger	$117.38	$111.48	5.3
Ancillary revenue per passenger	$59.98	$44.05	36.2
Fuel gallons - thousands	14,282	12,386	15.3

Charter Statistics:
Departures	2,402	2,057	16.8
Block hours	4,788	4,145	15.5
Available seats miles (ASMs) - thousands	292,832	257,250	13.8
Fuel gallons - thousands	2,970	2,990	(0.7)

Cargo Statistics:
Departures	3,309	3,066	7.9
Block hours	8,800	8,962	(1.8)

Total System Statistics:
Average passenger aircraft	38.1	34.0	12.1
Passenger aircraft – end of period	42	36	16.7
Cargo aircraft – end of period	12	12	—
Available seat miles (ASMs) – thousands	1,657,207	1,457,855	13.7
Departures	11,440	10,121	13.0
Block hours	32,309	29,458	9.7
Daily utilization – hours	6.7	6.6	1.5
Average stage length – miles	1,113	1,138	(2.2)
Total revenue per ASM (TRASM)(2) - cents	12.23	10.23	19.6
Cost per ASM (CASM) - cents	12.79	11.13	14.9
Adjusted CASM - cents	7.44	6.95	7.1
Fuel gallons - thousands	17,369	15,470	12.3
Fuel cost per gallon, excluding derivatives	$3.58	$2.49	43.8
Employees at end of period	2,510	2,181	15.1
1 – Scheduled service TRASM = scheduled service revenue + ancillary revenue + other revenue / scheduled service ASMs
2 – Total system TRASM = total revenue – cargo revenue / system ASMs

KEY OPERATING STATISTICS

	Year Ended December 31,
	2022	2021(7)	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	4,706,996	3,618,208	30.1
Available seat miles (ASMs) – thousands	5,637,233	4,844,203	16.4
Load factor	83.5%	74.7%	8.8
Revenue passengers carried	3,598,584	2,733,364	31.7
Departures	23,166	19,706	17.6
Block hours	76,081	64,584	17.8
Scheduled service TRASM(1) - cents	11.40	8.35	36.5
Average base fare per passenger	$121.80	$102.21	19.2
Ancillary revenue per passenger	$53.49	$42.89	24.7
Fuel gallons - thousands	59,222	49,685	19.2

Charter Statistics:
Departures	8,616	7,093	21.5
Block hours	17,788	14,967	18.8
Available seats miles (ASMs) - thousands	1,093,530	951,086	15.0
Fuel gallons - thousands	12,055	10,729	12.4

Cargo Statistics:
Departures	11,619	11,295	2.9
Block hours	32,691	33,934	(3.7)

Total System Statistics:
Average passenger aircraft	35.9	32.2	11.5
Passenger aircraft – end of period	42	36	16.7
Cargo aircraft – end of period	12	12	—
Available seat miles (ASMs) – thousands	6,771,340	5,826,827	16.2
Departures	43,686	38,317	14.0
Block hours	127,361	114,106	11.6
Daily utilization – hours	7.2	6.8	5.9
Average stage length – miles	1,155	1,183	(2.4)
Total revenue per ASM (TRASM)(2) - cents	11.87	9.12	30.2
Cost per ASM (CASM) - cents	12.39	8.77	41.3
Adjusted CASM - cents	7.04	6.48	8.6
Fuel gallons - thousands	71,690	60,739	18.0
Fuel cost per gallon, excluding derivatives	$3.75	$2.19	71.2
Employees at end of period	2,510	2,181	15.1
1 – Scheduled service TRASM = scheduled service revenue + ancillary revenue + other revenue / scheduled service ASMs
2 – Total system TRASM = total revenue – cargo revenue / system ASMs

SUMMARY BALANCE SHEET (Dollars in millions) (amounts may not recalculate due to rounding)

	December 31, 2022	December 31, 2021(7)	% Change
	(Unaudited)
Cash & Cash Equivalents	$92.1	$309.3	(70.2)
Other Current Assets	253.4	66.1	283.3
Total Current Assets	345.5	375.4	(8.0)
Total Property & Equipment, net	785.7	578.5	35.8
Other	393.3	426.5	(7.8)
Total Assets	1,524.4	1,380.4	10.4

Air Traffic Liabilities	158.0	118.6	33.2
Current Finance Lease Obligations	18.0	11.7	53.8
Current Operating Lease Obligations	6.3	17.2	(63.4)
Current Maturities of Long-Term Debt	57.5	29.4	95.6
Income Tax Receivable Agreement Liability	2.3	—	NM
Other Current Liabilities	135.0	104.7	28.9
Total Current Liabilities	377.1	281.7	33.9
Finance Lease Obligations	233.3	180.5	29.3
Operating Lease Obligations	19.8	58.8	(66.3)
Long-Term Debt	294.7	248.0	18.8
Income Tax Receivable Agreement Liability	101.5	98.8	2.8
Other	5.2	22.1	(76.5)
Total Liabilities	1,031.7	889.8	15.9

Total Stockholders’ Equity	$492.7	$490.6	0.4

SUMMARY CASH FLOW (Dollars in millions) (Unaudited - amounts may not recalculate due to rounding)

	Year Ended December 31,
	2022	2021(7)	% Change
Net Cash Provided by Operating Activities	$127.4	$159.0	(19.9)

Purchases of Property & Equipment	(187.9)	(123.3)	52.4
Other	(161.4)	(0.6)	NM
Net Cash Used in Investing Activities	(349.3)	(123.9)	181.9

Cash Received from Stock Offering	—	235.9	(100.0)
Proceeds from Borrowing	188.3	80.5	133.9
Repayment of Finance Lease Obligations	(42.1)	(11.9)	253.8
Repayment of Borrowings	(113.5)	(85.4)	32.9
Other	(25.7)	(6.7)	283.6
Net Cash Provided by Financing Activities	7.0	212.4	(96.7)

Net Increase (Decrease) in Cash	(214.9)	247.4	(186.9)
Cash, Cash Equivalents and Restricted Cash – Beginning of the Period	317.8	70.4	351.4
Cash, Cash Equivalents and Restricted Cash – End of the Period	$102.9	$317.8	(67.6)
“NM” stands for not meaningful

Calculation of Special Items Dollars in millions - Unaudited - amounts may not recalculate due to rounding
The following table lists the items that are included as Special Items, net.

	Year Ended December 31,
	2022	2021(7)
CARES Act employee grant recognition (1)	$—	$(71.6)
CARES Act employee retention credit (2)	—	(0.8)
Total Special Items, net	$—	$(72.4)

(1)	In the first half of 2021, the United States Department of the Treasury awarded the Company a grant of $71.6 under the Payroll Support Program (“PSP2”) under the Consolidated Appropriations Act, 2021
(2)	Primarily relates to a credit recognized under the CARES Act Employee Retention credit which is a refundable tax credit against certain employee taxes

There were no items included in Special Items, net for the three months ended December 31, 2022 and 2021.

NON-GAAP FINANCIAL MEASURES

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income , Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per share, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures included as supplemental disclosure because we believe they are useful indicators of our operating performance. Derivations of Operating Income and Net Income are well recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry.
The measures described above have limitations as analytical tools. Some of the limitations applicable to these measures include: they do not reflect the impact of certain cash and non-cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate these non-GAAP measures differently than we do, limiting each measure’s usefulness as a comparative measure. Because of these limitations, the following non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to the possible differences in the method of calculation and in the items being adjusted.
For the aforementioned reasons, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Margin have significant limitations which affect their use as indicators of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of GAAP Operating Income to Adjusted Operating Income Dollars in millions - Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP operating income to adjusted operating income.

	Three Months Ended December 31,
	2022	2021(7)
Operating Revenue	$227.2	$172.6
Operating Income	15.1	10.2
Stock compensation expense	0.8	1.0
Other Adjustments (1)	—	3.0
Adjusted Operating Income	$15.9	$14.2

Operating Income Margin	6.7%	5.9%
Adjusted Operating Income Margin	7.0%	8.2%

	Year Ended December 31,
	2022	2021(7)
Operating Revenue	$894.4	$623.0
Operating Income	55.7	111.9
Special Items, net (2)	—	(72.4)
Stock compensation expense	2.8	5.6
Other Adjustments (1)	—	3.0
Tax Receivable Agreement expense (3)	—	0.3
Adjusted Operating Income	$58.5	$48.4

Operating Income Margin	6.2%	18.0%
Adjusted Operating Income Margin	6.5%	7.8%

(1)	Other adjustments include an adjustment to record the impact on pilot vacation pay resulting from the new pilot labor contract
(2)	See special items table above for more details
(3)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) liability with our pre-IPO stockholders

Reconciliation of GAAP Income (Loss) Before Income Tax to Adjusted Income Before Income Tax Dollars in millions - Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP income (loss) before income tax to adjusted income before income tax.

	Three Months Ended December 31,
	2022	2021(7)
Net Income (Loss)	$7.3	$(1.1)
Add: Provision for Income Tax Expense	2.2	0.6
Income (Loss) Before Income Tax, as reported	9.5	(0.4)
Pre-tax margin	4.2%	(0.3)%

Stock compensation expense	0.8	1.0
Secondary offering expense	—	0.5
Tax Receivable Agreement adjustment (1)	—	3.4
Other Adjustments (2)	—	3.0
Adjusted Income Before Income Tax	$10.3	$7.4

Adjusted Pre-tax margin	4.5%	4.3%

	Year Ended December 31,
	2022	2021(7)
Net Income	$17.7	$81.2
Add: Provision for Income Tax Expense	6.3	19.1
Income Before Income Tax, as reported	24.0	100.3
Pre-tax margin	2.7%	16.1%

Special Items, net (3)	—	(72.4)
Stock compensation expense	2.8	5.6
Secondary offering expense	—	1.8
Gain on asset transactions, net (4)	(0.3)	—
Early pay-off of US Treasury loan	—	0.8
Tax Receivable Agreement expense (5)	—	0.3
Tax Receivable Agreement adjustment (1)	5.0	(16.4)
Loss on refinancing credit facility	1.6	0.4
Other Adjustments (2)	—	3.0
Adjusted Income Before Income Tax	$33.0	$23.4

Adjusted Pre-tax margin	3.7%	3.8%

(1)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)
(2)	Other adjustments include an adjustment to record the impact on pilot vacation pay resulting from the new pilot labor contract
(3)	See special items table above for more details
(4)	Due to changes in the Company’s operations, Management determined that, beginning in the fourth quarter 2022, certain asset transactions will no longer be included as adjustments to Adjusted Income Before Income Tax because these transactions are part of our recurring operations. This change was made prospectively beginning in the fourth quarter of 2022, and no prior period amounts have been adjusted.
(5)	This represents the one-time costs to establish the TRA liability with our pre-IPO stockholders

Reconciliation of GAAP Net Income (Loss) and Earnings per Share to Adjusted Net Income and Adjusted Earnings per Share
Dollars and shares in millions, except for per share - Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of GAAP net income (loss) and earnings per share to adjusted net income and adjusted earnings per share.

	Three Months Ended December 31,
	2022		2021(7)
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income (Loss)	$7.3	$0.12	$(1.1)	$(0.02)
Stock Compensation Expense	0.8	0.01	1.0	0.02
Secondary offering expense	—	—	0.5	0.01
Tax Receivable Agreement adjustment (1)	—	—	3.4	0.05
Other Adjustment (2)	—	—	3.0	0.05
Income tax effect of adjusting items, net (3)	(0.2)	—	(1.0)	(0.02)
Adjusted Net Income	$7.9	$0.13	$5.8	$0.09

Diluted share count	60.1		61.9

	Year Ended December 31,
	2022		2021(7)
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income	$17.7	$0.29	$81.2	$1.37
Special Items, net (4)	—	—	(72.4)	(1.21)
Stock Compensation Expense	2.8	0.05	5.6	0.09
Secondary offering expense	—	—	1.8	0.03
Gain on asset transactions, net (5)	(0.3)	(0.01)	—	—
Early pay-off of US Treasury loan	—	—	0.8	0.01
Tax Receivable Agreement expense (6)	—	—	0.3	0.01
Tax Receivable Agreement adjustment (1)	5.0	0.08	(16.4)	(0.28)
Loss on refinancing credit facility	1.6	0.03	0.4	0.01
Other Adjustments (2)	—	—	3.0	0.05
Income tax effect of adjusting items, net (3)	(0.9)	(0.02)	13.9	0.23
Adjusted Net Income	$25.8	$0.42	$18.2	$0.31

Diluted share count	61.0		59.3

(1)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)
(2)	Other adjustments include an adjustment to record the impact on pilot vacation pay resulting from the new pilot labor contract
(3)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the application period
(4)	See special items table above for more details
(5)	Due to changes in the Company’s operations, Management determined that, beginning in the fourth quarter 2022, certain asset transactions will no longer be included as adjustments to Adjusted Net Income because these transactions are part of our recurring operations. This change was made prospectively beginning in the fourth quarter of 2022, and no prior period amounts have been adjusted.
(6)	This represents the one-time costs to establish the TRA liability with our pre-IPO stockholders

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA Dollars in millions - Unaudited - amounts may not recalculate due to rounding
The following tables present the reconciliation of net income (loss) to adjusted EBITDA for the periods presented below.

	Three Months Ended December 31,
	2022	2021(7)
Net Income (Loss)	$7.3	$(1.1)
Interest Income	(2.4)	—
Interest Expense	7.9	6.8
Stock Compensation Expense	0.8	1.0
Secondary offering expense	—	0.5
Tax Receivable Agreement adjustment (1)	—	3.4
Provision for Income Taxes	2.2	0.6
Depreciation and Amortization	18.3	15.5
Other Adjustments (2)	—	3.0
Adjusted EBITDA	$34.1	$29.8

Adjusted EBITDA margin	15.0%	17.3%

	Year Ended December 31,
	2022	2021(7)
Net Income	$17.7	$81.2
Special Items, net (3)	—	(72.4)
Interest Income	(4.5)	(0.1)
Interest Expense	31.0	26.3
Stock Compensation Expense	2.8	5.6
Gain on asset transactions, net (4)	(0.3)	—
Secondary offering expense	—	1.8
Tax Receivable Agreement expense (5)	—	0.3
Tax Receivable Agreement adjustment (1)	5.0	(16.4)
Provision for Income Taxes	6.3	19.1
Depreciation and Amortization	67.6	57.1
Other Adjustments (2)	—	3.0
Adjusted EBITDA	$125.6	$105.5

Adjusted EBITDA margin	14.0%	16.9%

(1)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)
(2)	Other adjustments include an adjustment to record the impact on pilot vacation pay resulting from the new pilot labor contract
(3)	See special items table above for more details
(4)	Due to changes in the Company’s operations, Management determined that, beginning in the fourth quarter 2022, certain asset transactions will no longer be included as adjustments to Adjusted EBITDA because these transactions are part of our recurring operations. This change was made prospectively beginning in the fourth quarter of 2022, and no prior period amounts have been adjusted.
(5)	This represents the one-time costs to establish the TRA liability with our pre-IPO stockholders

Adjusted CASM
Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, costs related to our cargo operations (began in 2020 when we launched our cargo operations), stock based compensation, certain commissions and other costs of selling our vacations product from this measure as these costs are unrelated to our airline operations and improve comparability to our peers. Adjusted CASM is an important measure used by management and by our board of directors in assessing quarterly and annual cost performance. Adjusted CASM is also a measure commonly used by industry analysts and we believe it is an important metric by which they compare our airline to others in the industry, although other airlines may exclude certain other costs in their calculation of Adjusted CASM. The measure is also the subject of frequent questions from investors.

Adjusted CASM excludes fuel costs. By excluding volatile fuel expenses that are outside of our control from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can lead to a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact and trends in company-specific cost drivers, such as labor rates, aircraft costs and maintenance costs, and productivity, which are more controllable by management.
We have excluded costs related to the cargo operations as these operations do not create ASMs. Adjusted CASM further excludes special items and other adjustments, as defined in the relevant reporting period, that are not representative of the ongoing costs necessary to our airline operations and may improve comparability between periods. We also exclude stock compensation expense when computing Adjusted CASM. The Company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives and is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any period.
As derivations of Adjusted CASM are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of Adjusted CASM as presented may not be directly comparable to similarly titled measures presented by other companies. Adjusted CASM should not be considered in isolation or as a replacement for CASM. For the aforementioned reasons, Adjusted CASM has significant limitations which affect its use as an indicator of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of CASM to Adjusted CASM Amounts may not recalculate due to rounding, dollar amounts in millions unless otherwise noted
The following table presents the reconciliation of CASM to Adjusted CASM.

	Three Months Ended December 31,
	2022		2021(7)
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$212.0	12.79	$162.3	11.13
Less:
Aircraft Fuel	62.0	3.74	38.5	2.64
Stock Compensation Expense	0.8	0.05	1.0	0.07
Other Adjustments (1)	—	—	3.0	0.21
Cargo expenses, not already adjusted above	25.8	1.55	18.3	1.25
Sun Country Vacations	0.2	0.01	0.2	0.01
Adjusted CASM	$123.2	7.44	$101.4	6.95

Available seat miles (ASMs) - mm	1,657.2		1,457.9

	Year Ended December 31,
	2022		2021(7)
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$838.7	12.39	$511.1	8.77
Less:
Aircraft Fuel	268.4	3.96	129.1	2.22
Stock Compensation Expense	2.8	0.04	5.6	0.10
Special Items, net (2)	—	—	(72.4)	(1.25)
Tax Receivable Agreement expense (3)	—	—	0.3	0.01
Other Adjustments (1)	—	—	3.0	0.05
Cargo expenses, not already adjusted above	89.8	1.33	67.2	1.15
Sun Country Vacations	1.0	0.02	0.8	0.01
Adjusted CASM	$476.8	7.04	$377.5	6.48

Available seat miles (ASMs) - mm	6,771.3		5,826.8

(1)	Other adjustments include an adjustment to record the impact on pilot vacation pay resulting from the new pilot labor contract
(2)	See special items table above for more details
(3)	This represents the one-time costs to establish the TRA liability with our pre-IPO stockholders